As filed with the Securities and Exchange Commission on June 24, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cryoport, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	88-0313393 (I.R.S. Employer Identification Number)

112 Westwood Place, Suite 350

Brentwood, TN 37027

(Address of principal executive offices, including zip code)

Cryoport, Inc. 2018 Omnibus Equity Incentive Plan

(Full title of the plan)

Robert Stefanovich

Chief Financial Officer

Cryoport, Inc.

112 Westwood Place, Suite 350

Brentwood, TN 37027

(949) 470-2300

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Kevin Zen

Snell & Wilmer L.L.P.

600 Anton Boulevard., Suite 1400

Costa Mesa, CA 92626

(714) 427-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Common Stock, par value $0.001 per share	2,850,000	$60.76	$173,151,750	$18,890.86

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of registrant’s common stock, par value $0.001 per share (“Common Stock”), that become issuable under the Cryoport, Inc. 2018 Omnibus Equity Incentive Plan (as amended, the “Plan”) by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Common Stock, as applicable.

(2)	Represents an additional 2,850,000 shares of Common Stock issuable under the Plan. The registrant previously filed a Registration Statement on Form S-8 (No. 333-225387) with respect to shares of Common Stock issuable under the Plan.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Common Stock, as reported on the Nasdaq Capital Market on June 21, 2021.

EXPLANATORY NOTE

This registration statement is being filed solely for the registration of 2,850,000 additional shares of common stock, $0.001 par value per share (“Common Stock”), of Cryoport, Inc., a Nevada corporation (the “Registrant”), for issuance pursuant to the Cryoport, Inc. 2018 Omnibus Equity Incentive Plan (as amended, the “Plan”). Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Registrant’s prior registration statement relating to the Plan (No. 333-225387) are hereby incorporated by reference in this registration statement, except as revised in Part II of this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this registration statement and are deemed to be a part hereof from the date of filing:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Commission on March 1, 2021.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, as filed with the Commission on May 6, 2021.

(c)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 19, 2021, January 19, 2021, January 20, 2021 (solely with respect to the information provided therein under Item 8.01 and the exhibits and portions thereof filed under Item 9.01 that relate to such information), January 25, 2021, February 8, 2021 (solely with respect to the information provided therein under Item 3.02), March 3, 2021 and May 5, 2021.

(d)	The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A (No. 001-34632), filed with the Commission on July 22, 2015, and any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Articles of Incorporation of Cryoport, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 10-Q filed with the Commission on November 9, 2012)
4.2	Amended and Restated Bylaws of Cryoport, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the Commission on February 8, 2016)
4.3	Amended and Restated Certificate of Designation of Class A Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 30, 2015)
4.4	Certificate of Designation of Class B Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 20, 2015)
4.5	Amendment to Certificate of Designation of Class B Preferred Stock (incorporated by reference to Exhibit 3.6 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed with the Commission on April 17, 2015)
4.6	Certificate of Change filed with the Nevada Secretary of State on May 12, 2015 (incorporated by reference to Exhibit 3.7 to the Registrant’s Annual Report on Form 10-K filed with the Commission on May 19, 2015)
4.7	Amendment to Certificate of Designation of Class A Preferred Stock (incorporated by reference to Exhibit 3.8 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-1 filed with the Commission on June 22, 2015)
4.8	Amendment to Certificate of Designation of Class B Preferred Stock (incorporated by reference to Exhibit 3.9 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-1 filed with the Commission on June 22, 2015)
4.9	Amendment to Certificate of Designation of Class A Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 4, 2015)
4.10	Amendment to Certificate of Designation of Class B Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 4, 2015)
4.11	Certificate of Amendment filed with the Nevada Secretary of State on November 23, 2015 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 1, 2015)
4.12	Certificate of Amendment filed with the Nevada Secretary of State on May 30, 2018 (incorporated by reference to Exhibit 3.12 of the Registrant’s Annual Report on Form 10-K filed with the Commission on March 13, 2019)
4.13	Certificate of Designation of 4.0% Series C Convertible Preferred Stock of Cryoport, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 1, 2020)
5.1*	Opinion of Snell & Wilmer L.L.P.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)
24.1*	Power of Attorney (on signature page)
99.1	Cryoport, Inc. 2018 Omnibus Equity Incentive Plan (as amended by the First Amendment and the Second Amendment, effective April 30, 2021) (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on May 5, 2021)

*       Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on June 24, 2021.

CRYOPORT, INC.

By:	/s/ Robert S. Stefanovich
Robert S. Stefanovich,
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jerrell W. Shelton and Robert S. Stefanovich, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jerrell W. Shelton	Chief Executive Officer and Director	June 24, 2021
Jerrell W. Shelton	(Principal Executive Officer)

/s/ Robert S. Stefanovich	Chief Financial Officer (Principal Financial	June 24, 2021
Robert S. Stefanovich	and Accounting Officer)

/s/ Linda Baddour	Director	June 24, 2021
Linda Baddour

/s/ Richard Berman	Director	June 24, 2021
Richard Berman

/s/ Daniel M. Hancock	Director	June 24, 2021
Daniel M. Hancock

/s/ Robert Hariri, M.D., Ph.D.	Director	June 24, 2021
Robert Hariri, M.D., Ph.D.

/s/ Ram M. Jagannath	Director	June 24, 2021
Ram M. Jagannath

/s/ Ramkumar Mandalam, Ph.D.	Director	June 24, 2021
Ramkumar Mandalam, Ph.D.

/s/ Edward Zecchini	Director	June 24, 2021
Edward Zecchini